                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


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Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[_]   Soliciting Material Under Rule 14a-12

                              RENTRAK CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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           pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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      paid previously. Identify the previous filing by registrant statement
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                              RENTRAK CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                     (AS RESTATED)
                                                                                      (UNAUDITED)
                                                                             Three Months Ended June 30, 2000
                                                             PPT & OTHER
                                                            SUBSIDIARIES            3PF.COM                     TOTAL
                                                           -------------         --------------            ---------------
REVENUES:
     PPT                                                    $ 22,349,375             $        -               $ 22,349,375
     Other                                                     3,151,661              4,305,100   1              6,685,572
                                                           -------------         --------------            ---------------
                                                              25,501,036              4,305,100                 29,034,947
                                                           -------------         --------------            ---------------
OPERATING COSTS AND EXPENSES:
     Cost of sales                                            19,530,842   1          4,212,137                 22,971,790
     Selling, general, and administrative                      4,958,823                921,539                  5,880,362
     Net gain from litigation settlement                        (225,000)                     -                   (225,000)
                                                           -------------         --------------            ---------------
                                                              24,264,665              5,133,676                 28,627,152
                                                           -------------         --------------            ---------------
INCOME (LOSS) FROM OPERATIONS                                  1,236,371               (828,576)                   407,795
                                                           -------------         --------------            ---------------
OTHER INCOME (EXPENSE):
     Interest income                                             156,566                      -                    156,566
     Interest expense                                           (183,484)                     -                   (183,484)
                                                           -------------         --------------            ---------------
                                                                 (26,918)                     -                    (26,918)
                                                           -------------         --------------            ---------------
INCOME (LOSS) BEFORE INCOME TAX
      PROVISION BENEFIT)                                       1,209,453               (828,576)                   380,877

INCOME TAX PROVISION (BENEFIT)                                   412,594               (281,716)                   130,878
                                                           -------------         --------------            ---------------
INCOME FROM CONTINUING OPERATIONS                                796,859               (546,860)                   249,999
                                                           -------------         --------------            ---------------
NET INCOME (LOSS)                                           $    796,859             $ (546,860)              $    249,999
                                                           =============         ==============            ===============

EARNINGS PER SHARE:
                                                           -------------         --------------            ---------------
      Basic:                                                $       0.07             $    (0.05)              $       0.02
                                                           =============         ==============            ===============
      Diluted:                                              $       0.07             $    (0.05)              $       0.02
                                                           =============         ==============            ===============

1-  Includes Intercompany transactions of $771,189.